                                                                      EXHIBIT 21

                           MORTGAGE AND REALTY TRUST

                     SUBSIDIARIES AS OF SEPTEMBER 30, 1993

                                          PERCENTAGE OF            STATE OF
NAME                                        OWNERSHIP            ORGANIZATION
- ------------------------------------  ----------------------  -------------------
MRT West, Inc. (corporation)                   100%               California
Paseo Padre Associates                         85%                California
    (limited partnership)                (Limited partner
                                            interest)
                                               15%
                                         (General partner
                                             interest
                                        through MRT West)